Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Completes Acquisition of MicroProbe Inc.

LIVERMORE, Calif. — October 17, 2012 — FormFactor, Inc. (Nasdaq: FORM) today announced that it has completed its acquisition of Astria Semiconductor Holdings, Inc. and its wholly owned subsidiary MicroProbe Inc., a leading provider of advanced wafer test solutions to non-memory semiconductor manufacturers. The acquisition creates a leader in advanced wafer probe cards across both the memory and SOC segments and significantly expands the company’s addressable markets.

“This transaction is an important strategic step for FormFactor,” said Carl Everett, Chairman of FormFactor’s Board of Directors. “The combination of two wafer test industry leaders well positions us to address complex and demanding semiconductor test requirements and customer roadmaps.”

“I welcome Mike Slessor and the MicroProbe team to FormFactor,” said Tom St. Dennis, CEO of FormFactor. “Our world-class teams in the memory and SOC segments enable us to deliver an unparalleled product portfolio and service and support across an expanded customer base”.

MicroProbe will operate as a separate business unit within FormFactor. Mike Slessor, CEO of MicroProbe, will continue to lead the MicroProbe business unit and Jarek Kister, CTO of MicroProbe, will continue to direct product and technology development at the MicroProbe business unit.

Needham & Company acted as exclusive financial advisor and Davis Polk & Wardwell LLP as legal counsel to FormFactor. Morgan Stanley acted as exclusive financial advisor and DLA Piper LLP as legal counsel to Astria Semiconductor Holdings.

About FormFactor:

FormFactor, Inc. (Nasdaq: FORM) is a leader in advanced wafer test solutions. The company’s advanced wafer probe cards enable semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor’s acquisition of MicroProbe creates the leading wafer test solution provider for both memory and non-memory semiconductor manufacturers. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: our ability to successfully integrate and realize the anticipated benefits of the Astria Semiconductor Holdings acquisition; risk relating to the company’s ability to successfully commercialize new products; risks around customers’ engagement with the newly combined entities; risks of the company’s ability to meet customers’ test roadmaps; risks of the company’s ability achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches; risks associated with manufacturing and product development; personnel retention; and changes in the market environment. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC, and subsequent SEC filings, including the company’s Quarterly Reports on Forms 10-Q. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F